Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & IR

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com

INDUS ANNOUNCES QUARTERLY CASH DIVIDEND

NEW YORK, NEW YORK (March 15, 2023) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”) a U.S.-based industrial/logistics REIT, announced that its Board of Directors has declared a quarterly cash dividend on its common stock of $0.18 per share for the first quarter of 2023. The dividend will be payable on April 14, 2023 to stockholders of record on March 31, 2023.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing, and leasing industrial/logistics properties. INDUS owns 42 industrial/logistics buildings aggregating approximately 6.1 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina, and Florida.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding expected dividend payments. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission (“SEC”) filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 6, 2023 as updated by other filings with the SEC. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.